UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 13, 2007

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The news release dated February 23, 2007 filed under Item 8.01 “Other Events” herein is also furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

Item 8.01	Other Events.

A. News Release

On February 23, 2007, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. REPORTS 2006 YEAR-END AND FOURTH QUARTER EARNINGS

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE—HE) today reported 2006 income from continuing operations of $108.0 million, or $1.33 per share, compared with $127.4 million, or $1.58 per share in 2005. “Earnings were down year-over-year primarily due to $2.2 million of after-tax investment losses in 2006 at the holding and other companies compared with $11.9 million of after-tax investment gains in 2005,” said Constance H. Lau, HEI’s president and chief executive officer. “At our operating companies, a $9.1 million decrease in bank earnings was partially offset by a $2.1 million increase in utility earnings,” Lau added.

UTILITY RESULTS

Electric utility net income was $74.9 million in 2006 versus $72.8 million in 2005. “Year-over-year, higher other operation, maintenance, and depreciation expenses substantially offset increased revenues from interim rate relief granted to our Oahu utility in September 2005,” said Lau.

Kilowatthour sales were basically flat year-over-year, with only 0.3% growth. While the total number of customers increased in 2006, average usage was down due largely to cooler, less humid weather and to a lesser degree, customer conservation. Although 2006 sales were basically flat year-over-year, several years of economic growth have increased overall demand for electricity. On Oahu and Maui, generation reserves margins during peak periods continued to be strained. As a result, existing units are running harder, resulting in more frequent and more extensive maintenance.

Other operation and maintenance (O&M) expenses increased $21.5 million due to:

1) $9.0 million higher retirement benefits expenses; 2) $6.6 million higher production maintenance expenses due primarily to generating plant maintenance and an increase in the number and scope of generating unit overhauls performed in the year; 3) $4.5 million higher production operation expenses to sustain and support the increase in generating unit capacity and availability; and 4) $1.5 million higher transmission and distribution maintenance expenses as a result of higher substation maintenance, vegetation management and distribution line maintenance expenses.

Depreciation expense in 2006 was $7.3 million higher due to 2005 plant additions.

BANK RESULTS

Bank net income for 2006 was $55.8 million compared with $64.9 million for 2005. “Bank results were impacted by margin compression from the inverted yield curve, higher credit costs and higher noninterest expenses,” said Lau.

Bank net interest income decreased by $6.9 million in 2006 compared with 2005. Increased interest income primarily from higher rates and balances on loans, was more than offset by increased funding costs. The bank’s net interest margin decreased to 3.18% compared to 3.29% in 2005.

Asset quality remained good in 2006. The bank provided $1.4 million for loan losses in 2006, all of which was recorded in the fourth quarter, compared to a $3.1 million reversal of the allowance for loan losses in 2005. “The provision recorded in the fourth quarter was primarily attributable to a single commercial loan, and is not reflective of a trend in the overall credit quality of the loan portfolio,” said Lau.

Noninterest income increased by $2.7 million in 2006 due to higher gains on the sale of securities of $1.6 million and higher fee income on deposit liabilities of $1.8 million, partially offset by lower income from the sale of investment and insurance products.

Noninterest expense increased by $7.6 million year-over-year, primarily due to higher legal and litigation related expenses and occupancy expenses.

HOLDING AND OTHER COMPANIES’ RESULTS

The holding and other companies’ net loss was $22.7 million in 2006, compared with a net loss of $10.2 million in 2005. The 2006 net loss includes realized and unrealized losses on investments, net of taxes, of $2.2 million compared with $11.9 million of realized and unrealized gains on investments, net of taxes, which partially offset the 2005 net loss. Realized and unrealized investment gains, net of taxes, in 2005 were primarily due to the sale of a leveraged lease investment in a Georgia power plant for an after-tax gain of $9.0 million and an after-tax unrealized gain of $2.9 million on an investment in Hoku Scientific, Inc. (Hoku), a materials science company focusing on clean energy technologies that went public in 2005. In 2006, there were no similar sales of leveraged lease investments and the company recorded after-tax realized and unrealized investment losses on its investment in Hoku of $1.6 million. Partially offsetting the year-over-year effect of investment gains and losses on comparative holding and other companies’ results were lower general and administrative expenses in 2006 compared with 2005.

FOURTH QUARTER RESULTS

Consolidated net income for the fourth quarter of 2006 was $16.1 million, or $0.20 per share, compared with $37.5 million, or $0.46 per share, for the fourth quarter of 2005.

“The fourth quarter of 2006 was a tough quarter all around. Results were down quarter-over-quarter for all segments—the utilities, bank and holding and other companies,” said Lau. “Higher O&M and depreciation expenses at our utility, margin compression and higher noninterest expenses at our bank and a net loss in the fourth quarter of 2006 compared to net gains in the same quarter of 2005 on investments at the holding and other companies contributed to the earnings decline,” Lau added.

UTILITY RESULTS

Electric utility net income for the fourth quarter of 2006 was $13.0 million compared with $18.2 million for the same quarter in 2005. “The impacts of higher kilowatthour sales for the fourth quarter were more than offset by higher other operation, maintenance, and depreciation expenses,” said Lau.

Kilowatthour sales were up 1.4% from the same quarter of 2005 due in part to an increase in the number of customers and to the generally warmer, more humid weather quarter-over- quarter.

Other O&M expenses for the quarter were higher by $5.8 million due primarily to $2.3 million higher retirement benefits expenses and higher maintenance expenses resulting from an increase in the number of generating unit overhauls and higher substation and vegetation management expenses.

Depreciation expenses were also higher quarter-over-quarter by $2.0 million due to 2005 plant additions.

BANK RESULTS

Bank net income for the fourth quarter of 2006 was $9.3 million compared with $17.7 million for the fourth quarter of 2005.

Bank net interest income for the fourth quarter of 2006 decreased to $47.9 million compared with $54.2 million in the same period of 2005. The decrease in net interest income was driven by higher funding costs and a decrease in net interest margin. The bank’s net interest margin decreased to 3.05% in the fourth quarter of 2006, compared with 3.41% in the fourth quarter of 2005, as the overall cost of the bank’s liabilities increased more than the yields on loans and mortgage-related securities.

As previously discussed, in the fourth quarter of 2006 the bank recorded a $1.4 million provision for loan losses. No provision was recorded in the same period of 2005.

Noninterest expense in the fourth quarter of 2006 was $4.8 million higher than in the fourth quarter of 2005. Higher legal and litigation related expenses were partially offset by lower compensation expense.

HOLDING AND OTHER COMPANIES’ RESULTS

The holding and other companies’ net losses were $6.2 million in the fourth quarter of 2006 versus net income of $1.7 million in 2005. The quarter-over-quarter decline was primarily due to after-tax realized and unrealized investment losses of $0.9 million in the fourth quarter of 2006, compared with after-tax realized and unrealized investment gains of $7.7 million in the fourth quarter of 2005. Realized and unrealized gains in the fourth quarter of 2005 were primarily due to the previously mentioned sale of a leveraged lease investment. Also, the holding and other companies recorded lower general and administrative expenses in the fourth quarter of 2006 compared with the same quarter of 2005.

WEBCAST AND TELECONFERENCE

Hawaiian Electric Industries, Inc. will conduct a webcast and teleconference call to review its 2006 earnings on Monday, February 26, 2007, at 7:00 AM HST (12:00 PM EST). The event can be accessed through HEI’s website at http://www.hei.com or by dialing (800) 901-5248, passcode: 33167744 for the teleconference call.

An online replay of the webcast will be available at the same website beginning about two hours after the event. Replays of the teleconference call will also be available approximately two hours after the event through March 12, 2007, by dialing (888) 286-8010, passcode 21810565.

Representing management will be Constance H. Lau, president and chief executive officer, Hawaiian Electric Industries, Inc., chairman, Hawaiian Electric Company, Inc. and chairman, president and chief executive officer, American Savings Bank, F.S.B.; T. Michael May, president and chief executive officer, Hawaiian Electric Company, Inc.; and Eric K. Yeaman, financial vice president, treasurer and chief financial officer, Hawaiian Electric Industries, Inc.

HEI supplies power to over 400,000 customers or 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Hawaii Electric Light Company and Maui Electric Company and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, the state’s third largest financial institution based on asset size.

FORWARD-LOOKING STATEMENTS

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” discussion (which is incorporated by reference herein) set forth on page iv of HEI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended December 31,		Years ended December 31,
(in thousands, except per share amounts)	2006	2005	2006	2005
Revenues
Electric utility	$506,029	$510,540	$2,054,890	$1,806,384
Bank	102,467	101,309	408,365	387,910
Other	(1,417)	12,910	(2,351)	21,270

	607,079	624,759	2,460,904	2,215,564

Expenses
Electric utility	473,388	470,623	1,888,172	1,644,681
Bank	87,661	73,501	319,807	283,009
Other	2,870	4,572	13,529	16,452

	563,919	548,696	2,221,508	1,944,142

Operating income (loss)
Electric utility	32,641	39,917	166,718	161,703
Bank	14,806	27,808	88,558	104,901
Other	(4,287)	8,338	(15,880)	4,818

	43,160	76,063	239,396	271,422

Interest expense–other than bank	(19,152)	(18,354)	(75,678)	(75,309)
Allowance for borrowed funds used during construction	620	560	2,879	2,020
Preferred stock dividends of subsidiaries	(473)	(473)	(1,890)	(1,894)
Allowance for equity funds used during construction	1,374	1,430	6,348	5,105

Income from continuing operations before income taxes	25,529	59,226	171,055	201,344
Income taxes	9,412	21,702	63,054	73,900

Income from continuing operations	16,117	37,524	108,001	127,444
Discontinued operations—loss on disposal, net of income taxes	—	—	—	(755)

Net income	$16,117	$37,524	$108,001	$126,689

Per common share
Basic earnings (loss)—Continuing operations	$0.20	$0.46	$1.33	$1.58
—Discontinued operations	—	—	—	(0.01)

	$0.20	$0.46	$1.33	$1.57

Diluted earnings (loss)—Continuing operations	$0.20	$0.46	$1.33	$1.57
—Discontinued operations	—	—	—	(0.01)

	$0.20	$0.46	$1.33	$1.56

Dividends	$0.31	$0.31	$1.24	$1.24

Weighted-average number of common shares outstanding	81,282	80,925	81,145	80,828

Adjusted weighted-average shares	81,587	81,337	81,373	81,200

Income (loss) from continuing operations by segment
Electric utility	$13,007	$18,186	$74,947	$72,802
Bank	9,267	17,659	55,782	64,883
Other	(6,157)	1,679	(22,728)	(10,241)

Income from continuing operations	$16,117	$37,524	$108,001	$127,444

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Reports on SEC Form 10-K for the years ended December 31, 2005 and 2006 (when filed) and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended December 31,		Years ended December 31,
(in thousands)	2006	2005	2006	2005
Operating revenues	$504,855	$509,336	$2,050,412	$1,801,710

Operating expenses
Fuel oil	186,800	192,586	781,740	639,650
Purchased power	127,977	128,449	506,893	458,120
Other operation	49,884	47,878	186,449	172,962
Maintenance	27,130	23,326	90,217	82,242
Depreciation	32,550	30,573	130,164	122,870
Taxes, other than income taxes	47,687	47,041	190,413	167,295
Income taxes	8,472	11,244	47,381	45,029

	480,500	481,097	1,933,257	1,688,168

Operating income	24,355	28,239	117,155	113,542

Other income
Allowance for equity funds used during construction	1,374	1,430	6,348	5,105
Other, net	314	727	3,123	3,538

	1,688	2,157	9,471	8,643

Income before interest and other charges	26,043	30,396	126,626	122,185

Interest and other charges
Interest on long-term debt	10,778	10,767	43,109	43,063
Amortization of net bond premium and expense	547	554	2,198	2,212
Other interest charges	1,832	950	7,256	4,133
Allowance for borrowed funds used during construction	(620)	(560)	(2,879)	(2,020)
Preferred stock dividends of subsidiaries	229	229	915	915

	12,766	11,940	50,599	48,303

Income before preferred stock dividends of HECO	13,277	18,456	76,027	73,882
Preferred stock dividends of HECO	270	270	1,080	1,080

Net income for common stock	$13,007	$18,186	$74,947	$72,802

OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)	2,588	2,552	10,116	10,090
Cooling degree days (Oahu)	1,198	1,071	4,520	4,971
Average fuel cost per barrel	$65.23	$67.78	$68.13	$56.61

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Reports on SEC Form 10-K for the years ended December 31, 2005 and 2006 (when filed) and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended December 31,		Years ended December 31,
(in thousands)	2006	2005	2006	2005
Interest and dividend income
Interest and fees on loans	$59,717	$53,265	$231,610	$205,084
Interest and dividends on investment and mortgage-related securities	27,845	32,649	117,160	125,924

	87,562	85,914	348,770	331,008

Interest expense
Interest on deposit liabilities	21,519	14,232	73,614	52,064
Interest on other borrowings	18,121	17,443	72,482	69,362

	39,640	31,675	146,096	121,426

Net interest income	47,922	54,239	202,674	209,582
Provision (reversal of allowance) for loan losses	1,400	—	1,400	(3,100)

Net interest income after provision (reversal of allowance) for loan losses	46,522	54,239	201,274	212,682

Noninterest income
Fees from other financial services	6,655	7,082	26,385	25,790
Fee income on deposit liabilities	5,561	4,415	18,779	16,989
Fee income on other financial products	1,717	2,278	8,025	9,058
Gain on sale of securities	—	—	1,735	175
Other income	972	1,620	4,671	4,890

	14,905	15,395	59,595	56,902

Noninterest expense
Compensation and employee benefits	15,767	17,739	68,478	69,082
Occupancy	4,934	4,593	18,829	17,055
Equipment	3,800	3,608	14,700	13,722
Services	8,043	3,872	21,484	15,466
Data processing	2,623	2,559	10,164	10,598
Other expense	11,454	9,455	38,656	38,760

	46,621	41,826	172,311	164,683

Income before minority interests and income taxes	14,806	27,808	88,558	104,901
Minority interests	—	—	—	45
Income taxes	5,539	10,149	32,776	39,969

Income before preferred stock dividends	9,267	17,659	55,782	64,887
Preferred stock dividends	—	—	—	4

Net income for common stock	$9,267	$17,659	$55,782	$64,883

Net interest margin (%)	3.05	3.41	3.18	3.29

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Reports on SEC Form 10-K for the years ended December 31, 2005 and 2006 (when filed) and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006.

B. Updates

The following are updates to the discussions in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Most recent rate requests” and “Other regulatory matters,” which are incorporated herein by reference to pages 49-53 of HEI’s and HECO’s Form 10-Q for the quarterly period ended September 30, 2006.

Most recent rate requests

On February 23, 2007, Maui Electric Company, Limited (MECO) filed a request with the Public Utilities Commission of the State of Hawaii (PUC) for a general rate increase of $19.0 million or 5.3%, based on a 2007 test year, an 8.98% rate of return on rate base, an 11.25% return on common equity and a $386 million average rate base.

MECO’s application includes a proposed new tiered rate structure for residential customers to reward customers who practice energy conservation with lower electric rates for lower monthly usage. The proposed rate structure also includes continuation of MECO’s energy cost adjustment clause.

The proposed rate increase would pay for improvements to increase reliability, including two new generating units added since MECO’s last rate case (which was based on a 1999 test year) at its Maalaea Power plant (M19, a 20 megawatt (MW) combustion turbine placed in service in 2000 and M18, an 18 MW steam turbine placed in service in October 2006 to complete the installation of a second dual-train combined cycle unit), and transmission and distribution infrastructure improvements.

The application also requests a return on MECO’s pension assets (i.e., accumulated contributions in excess of accumulated net periodic pension costs) by including such assets (net of deferred income taxes) in rate base.

The PUC may grant an interim increase within 10 to 11 months following the filing of the application, however, there is no guarantee of such an interim increase. Similiarly, the timing and amount of any final increase is up to the discretion of the PUC.

Other regulatory matters

On February 13, 2007, the PUC issued its Decision and Order (D&O) in the energy efficiency demand-side management docket (EE DSM Docket). In the D&O, the PUC authorized HECO to implement its seven proposed EE DSM programs (which include enhancements to its five existing programs), with certain modifications, as well as a proposed Residential Customer Energy Awareness (RCEA) Program. In approving the EE DSM portfolio, the PUC found that: (1) the EE DSM portfolio should achieve Energy Efficiency goals and should be implemented in a cost-effective manner; and (2) the EE DSM programs are necessary to help address HECO’s current reserve capacity shortfall.

In addition, the PUC required that the administration of all EE DSM programs be turned over to a non-utility, third-party administrator, with the transition to the administrator, funded through a public benefits fund surcharge, to become effective around January 2009. The PUC indicated that a new docket will be opened to select a third-party administrator and to refine details of the new market structure. Unlike the EE DSM programs, load management DSM programs will continue to be administered by the utilities. The utilities also may compete for implementation of the EE DSM programs and the RCEA Program and the PUC did not determine any of the parameters of the eligibility of HECO or its subsidiaries or the selection criteria that will be used in awarding program implementation.

The D&O also provides for HECO’s recovery of DSM program costs and utility incentives. With respect to cost recovery, the PUC continues to permit recovery of reasonably-incurred DSM implementation costs, under the integrated resource plan (IRP) framework. Specifically, during the transition period under the current utility market structure, labor costs are to be recovered through base rates, while non-labor costs will be recovered via a surcharge. DSM utility incentives will be derived from a graduated performance-based schedule of net system benefits. In order to qualify for an incentive, the utility must meet MW and megawatthour reduction goals for its EE DSM programs in both the commercial and industrial, and residential sectors. The amount of the annual incentive is capped at $4 million for HECO, and may not exceed either 5% of the net system benefits, or utility earnings opportunities foregone by implementing DSM programs in lieu of supply-side rate based investments. Negative incentives will not be imposed for underperformance.

The PUC further indicated that a new docket will be opened to approve HECO’s periodic DSM program reports and field any of HECO’s requests for DSM program modifications. The issue of decoupling sales from revenues, which had been proposed by one party to the proceeding, was deferred to a future proceeding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ Eric K. Yeaman	/s/ Tayne S. Y. Sekimura
Eric K. Yeaman	Tayne S. Y. Sekimura
Financial Vice President, Treasurer and Chief Financial Officer	Financial Vice President
(Principal Financial Officer of HEI)	(Principal Financial Officer of HECO)
Date: February 23, 2007	Date: February 23, 2007